UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): January 17, 2018

Argos Therapeutics, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35443	56-2110007
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4233 Technology Drive, Durham, North Carolina 27704
(Address of Principal Executive Offices) (Zip Code)

(919) 287-6300
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [ X ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ X ]

Item 3.03. Material Modification to Rights of Security Holders.

The information regarding the Reverse Split (as defined below) contained in Item 5.03 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 18, 2018 (the “Effective Date”), Argos Therapeutics, Inc. (the “Company”) filed a Certificate of Amendment to the Company’s Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Certificate of Amendment”), which effected, as of 5:00 p.m., Eastern Time, on the Effective Date, a one-for-twenty reverse stock split (the “Reverse Split”) of the Company’s issued and outstanding common stock, $0.001 par value per share (the “Common Stock”).

As a result of the Reverse Split, every twenty shares of Common Stock issued and outstanding was converted into one share of Common Stock. No fractional shares were issued in connection with the Reverse Split. Stockholders who would otherwise be entitled to a fractional share of Common Stock are instead entitled to receive a proportional cash payment.

The reverse stock split will not change the par value of the common stock or the authorized number of shares of common stock of Argos. All outstanding stock options, warrants and convertible notes entitling their holders to purchase shares of Common Stock or acquire shares of Common Stock upon conversion, as the case may be, will be adjusted as a result of the Reverse Split, as required by the terms of these securities.

As previously disclosed in a Current Report on Form 8-K filed on August 2, 2017, at the Company’s 2017 Annual Meeting of Stockholders held on July 28, 2017, the stockholders of the Company voted to approve the Certificate of Amendment. The Board of Directors of the Company previously approved and authorized the filing of the Certificate of Amendment following its approval by the stockholders.

Trading of the Company’s Common Stock on a Reverse Split-adjusted basis will begin at the opening of trading on January 19, 2018.

This Item 5.03, including the description herein of the Certificate of Amendment, is qualified in its entirety by reference to the Certificate of Amendment, a copy of which is attached as Exhibit 3.1 hereto and hereby incorporated herein by reference.

Item 8.01. Other Events.

On January 17, 2018, the Company received a determination from the NASDAQ Listing Qualifications Panel (the “Panel”) indicating that the Panel has granted the Company’s request to transfer its listing from The Nasdaq Global Market to The Nasdaq Capital Market, and to continue the Company’s listing on that market, provided that on or before February 2, 2018 the Company has demonstrated a closing bid price of $1.00 or more for a minimum of ten prior consecutive trading days and that on or before April 24, 2018 the Company has satisfied the $2.5 million stockholders’ equity requirement for continued listing on The Nasdaq Capital Market and demonstrated to the Panel that it can sustain compliance with such stockholders’ equity requirement through the end of fiscal 2018, among other actions, and provided further that the Company otherwise continues to meet the continued listing requirements of The Nasdaq Capital Market. The Company’s common stock will begin trading on The Nasdaq Capital Market effective with the open of business on Friday, January 19, 2018. The Company’s common stock will continue to trade under the symbol ARGS.

The determination follows the Company’s hearing before the Panel, at which the Panel considered the Company’s plan to evidence compliance with various requirements for continued listing on The NASDAQ Capital Market.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment to Restated Certificate of Incorporation of Argos Therapeutics, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Argos Therapeutics, Inc.

Date: January 18, 2018	By:	/s/ Jeffrey D. Abbey
Jeffrey D. Abbey
President and Chief Executive Officer